UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 11, 2025	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street, Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 11, 2025, the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (“Comtech” or the “Company”) appointed Mary J. Raymond as an independent director, effective after the filing of the Company’s Form 10-Q for the fiscal quarter ended October 31, 2025. Ms. Raymond, 64, was the Chief Financial Officer of Coherent Corp. (NYSE: COHR) for ten years ending in April 2024. Coherent is a $5.8 billion revenue, $25.8 billion market cap global engineered materials and optical components company with operations in 20+ countries. She previously served as Global Chief Financial Officer at Hudson Global Inc. (subsequently merged with Star Equity Holdings, Inc., Nasdaq: STRR) from 2005 to 2013. Hudson Global was a global professional recruitment and talent management firm that rolled up 67 companies during Ms. Raymond’s tenure. Other previous roles included Chief Risk Officer at Dun and Bradstreet, Merger Integration Vice President at Lucent Technologies, and seven positions of increasing authority in general management, strategy and finance at Cummins Engine Company, Inc. (NYSE: CMI). Ms. Raymond obtained her Bachelor of Arts degree in Public Management from St. Joseph’s University and Masters in Business Administration from Stanford Graduate School of Business. Since 2019, Ms. Raymond has served as an independent director and member of the Audit Committee of Veeco Instruments Inc. (NASDAQ: VECO), a semiconductor and compound semiconductor process equipment company.

Ms. Raymond’s extensive experience with executive leadership, corporate finance, international business, M&A, and highly-engineered technology qualifies her to serve on the board.

The Board has determined that Ms. Raymond qualifies as an independent director in accordance with the requirements of the Nasdaq Stock Exchange. Ms. Raymond will serve on the Audit Committee and the Strategic Review Committee of the Board.

There are no other arrangements or understandings between Ms. Raymond and any other persons pursuant to which Ms. Raymond was selected as a director, and there are no transactions in which Ms. Raymond has an interest which require disclosure under Item 404(a) of Regulation S-K. Ms. Raymond will receive compensation for service on the Board in accordance with the standard compensatory arrangement described in the Company’s Amendment No. 1 to Annual Report for the fiscal year ended July 31, 2025 on Form 10-K/A filed on November 26, 2025, for non-employee directors. In connection with her appointment, Ms. Raymond and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 13, 2024.

On December 11, 2025 the Company issued a press release announcing the appointment of Ms. Raymond, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 11, 2025, issued by Comtech Telecommunications Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    December 11, 2025
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer